UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 23, 2019

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Fall 2019 Debt Financing

On November 23, 2019, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain accredited investors, including Dr. Vuong Trieu, the Company’s Chairman and Chief Executive Officer. Under the terms of the Note Purchase Agreement, the Company proposes to issue up to $1,500,0000 in face amount of convertible promissory notes (the “Notes”).

The Company completed the initial closing under the Note Purchase Agreement on November 23, 2019, issuing a $250,000 principal amount Note to each of Dr. Vuong Trieu and Stephen Boesch, in exchange for gross proceeds of $500,000. Mr. Boesch is the VP of AI Technology for PointR Data, Inc., the wholly owned subsidiary of the Company.

The Notes provide for interest at the rate of 5% per annum, and are unsecured. All amounts outstanding under the Notes becomes due and payable upon the approval of the holders of a majority of the principal amount of outstanding Notes (the “Majority Holders”) on or after (a) [November 23, 2020] or (b) the occurrence of an event of default (either, the “Maturity Date”). The Company may prepay the Notes at any time. Events of default under the Notes include failure to make payments under the Notes within thirty (30) days of the date due, failure to observe of the Note Purchase Agreement or Notes which is not cured within thirty (30) days of notice of the breach, bankruptcy, or a change in control of the Company (as defined in the Note Purchase Agreement).

The Majority Holders have the right, at any time not more than five (5) days following the Maturity Date, to elect to convert all, and not less than all, of the outstanding accrued and unpaid interest and principal on the Notes. The Notes may be converted, at the election of the Majority Holders, either (a) into shares of the Company’s Common Stock at a conversion price of $0.18 per share, or (b) into shares of EdgePoint’s, the Company’s to be newly formed subsidiary for AI/Blockchain in pharmaceutical manufacturing, common stock at a conversion price of $5.00 (based on a $5 million pre-money valuation) of EdgePoint and 1 million shares outstanding.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the initial closing under the Note Purchase Agreement, the Company issued two Notes in the amount of $250,000 each to Dr. Vuong Trieu and Stephen Boesch, each of which are accredited investors.

The Notes were issued in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, the rules promulgated thereunder and pursuant to applicable state securities laws and regulations.

References to Agreements

The descriptions of the Note Purchase Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the forms of Note Purchase Agreement and Notes which are attached as Exhibits to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

The agreements have been included to provide investors and stockholders with information regarding their respective terms. Those agreements are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in those agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under any of the agreements and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Forward-Looking Statements

This document contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this communication, the words “will,” “may,” “would,” “approximate,” “expect,” “intend,” and similar expressions and their variants may identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements relating to the timing and availability of any additional tranches under the Bridge Financing; the adequacy Company’s capital to support its future operations; the timing or availability of any future financing. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, the risk factors included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2019. Forward looking statements are based on information available and assumptions as of the date of this report. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference
4.1	Form of Convertible Promissory Note, issued by the Company under the Note Purchase Agreement dated as of November 23, 2019.	Filed herewith

10.1	Form of Note Purchase Agreement, dated as of November 23, 2019, by and among the Company and the investors identified therein.	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: November 25, 2019		/s/ Amit Shah
	By:	Amit Shah
Chief Financial Officer